Exhibit 5.2


                   [Letterhead of Richards, Layton & Finger]

                               November 6, 2002




Regions Acceptance LLC
417 North 20th Street
Birmingham, Alabama 35203-3203

          Re:  Regions Acceptance LLC - Registration Statement on
               --------------------------------------------------
               Form S-3 (File No. 333-100339)
               ------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Regions Acceptance LLC, a Delaware limited liability company (the "Registrant"), in connection with the Registration Statement on Form S-3 (File No. 333-100339) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of securities (the "Securities") issued by the trustee of a Delaware common law trust (each a "Trust") formed pursuant to a Trust Agreement (each a "Trust Agreement") between a trustee named in the related prospectus supplement as owner trustee and the Registrant. This opinion is being delivered to you at your request.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The form of Trust Agreement attached as an exhibit to the Registration Statement; and

          (b) The Forms of prospectus and prospectus supplement relating to the Securities to be issued by a Trust contained in the Registration Statement (collectively, the "Prospectus").

          Initially capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed above, and we have assumed that there exists no provision in any document that we have not reviewed that bears upon or is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely


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Regions Acceptance, LLC
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November 6, 2002



upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, (ii) the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, and (iv) that each of the parties to the documents examined by us will have the power and authority to execute and deliver, and to perform its obligations under, such documents. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. When the Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto, it will constitute a legal, valid and binding agreement of the Registrant, enforceable against the Registrant, in accordance with its terms.

          2. When the Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto, the Trust will be duly formed and validly existing as a common law trust under the laws of the State of Delaware.

          3. When the Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto, the issuance of the Securities will be duly authorized by the Trust.


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Regions Acceptance, LLC
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November 6, 2002



          4. When the Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered by the parties thereto, and when the Certificates contemplated thereby have been duly executed, authenticated, issued and sold in accordance with the Trust Agreement and the Prospectus against payment therefor, such Certificates will be validly issued, fully paid and nonassessable and the holders thereof will be entitled to the benefits provided by the Trust Agreement. We note that the holders of the Certificates may be obligated, pursuant to the Trust Agreement, to make certain payments under the Trust Agreement.

          The foregoing opinions are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law with respect to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on provisions with respect to indemnification or contribution.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Opinions" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    /s/ Richards, Layton & Finger, P.A.


EAM